As filed with the Securities and Exchange Commission on February 25, 1994

                                             Registration No. 33-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                 ______________

                        NEW JERSEY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

             New Jersey                      22-2376465
  (State or other jurisdiction of         (I.R.S. Employer
   incorporation or organization)        Identification No.)

                               1415 Wyckoff Road
                            Wall, New Jersey  07719
             (Address of registrant's principal executive offices)
                               __________________

                  NEW JERSEY RESOURCES CORPORATION EMPLOYEES'
                            RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                                OLETA J. HARDEN
                      Senior Vice President, Secretary and
                              Assistant Treasurer
                       NEW JERSEY RESOURCES CORPORATION
                               1415 Wyckoff Road
                            Wall, New Jersey  07719
                    (Name and address of agent for service)
                                 (908) 938-1482
         (Telephone number, including area code, of agent for service)
                                   Copies to:
                         E. ELLSWORTH McMEEN, III, ESQ.
                         LEBOEUF, LAMB, GREENE & MACRAE
                              125 West 55th Street
                           New York, New York  10019
                                 (212) 424-8083
                               __________________

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                      Proposed       Proposed
    Title of                          maximum        maximum
   securities         Amount to       offering      aggregate       Amount of
      to be              be            price         offering      registration
   registered*       registered      per unit**      price**           fee
- -------------------------------------------------------------------------------
 Common Stock,         150,000         $26.56       $3,984,000      $1,373.79
 par value $2.50       shares
 per share
===============================================================================

 *In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

 **Determined on the basis of the average of the reported high and low sales prices on February 23, 1994 in accordance with Rule
 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee pursuant to Rule 457(h).
===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by New Jersey Resources Corporation (the "Company" or "NJR") and the New Jersey Resources Corporation Employees' Retirement Savings Plan (the "Plan") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1992.

     2. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993.

     4. The Company's Current Report on Form 8-K dated January 5, 1994.

     5. The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated June 15, 1982, as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

     All documents filed by the Company and the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Registration Statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Oleta J. Harden, Senior Vice President, Secretary and Assistant Treasurer, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, telephone number: (908) 938-1482.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The financial statements and schedules of the Company and the Plan, which are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1992, respectively, have been audited by Deloitte & Touche, independent public accountants, as indicated in their reports with respect thereto. Such financial statements and schedules are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Said firm is not employed by the Company on a contingent fee basis and has no ownership or other interest in the Company or a subsidiary of the Company.

     The shares of Common Stock which may be held under the Plan will be original issuance shares. The legality of the shares of Common Stock of the Company will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, a partnership including professional corporations, New York, New York and Newark, New Jersey, legal counsel to the Company. LeBoeuf, Lamb, Greene & MacRae is not employed by the Company on a contingent fee basis and has no substantial ownership or other interest in the Company or a subsidiary of the Company.


Item 6.  Indemnification of Directors and Officers.

     Article IX of the Company's bylaws provides as follows:

               "Section 1:(a) The Company shall indemnify to the fullest extent from time to time permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the Company, by reason of the fact that he was a director, officer or employee of the Company (and may indemnify any person who was an agent of the Company) or a person serving at the request of the Company as a director, officer, trustee or employee of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

                    (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and

                    (ii) with respect to any criminal proceeding, such
               person had no reasonable cause to believe his conduct was unlawful.

          The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Article IX, Section 1(a)(i) or Section 1(a)(ii).

               (b) The Company shall pay the expenses of a person in connection with any proceeding by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

               (c) Any indemnification under Section 1(a) and, unless ordered by a court, under Section 1(b), may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer or employee met the applicable standard of conduct set forth therein. Unless otherwise provided in the certificate of incorporation or by-laws, such determination shall be made

                    (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                    (ii) if such a quorum is not obtainable, or, even if
               obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors.

               (d) Expenses incurred by a director, officer or employee in connection with such a proceeding shall be paid by the Company in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this section.

               (e) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the corporate agent of an improper personal benefit.

               (f) The Company shall have the power to purchase and maintain insurance on behalf of any director, officer or employee of the Company against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the Company would have the power to indemnify him against such expenses and liabilities under the provisions of this Section. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.

               (g) All rights of indemnification under this Section shall be deemed a contract between the Company and the person entitled to indemnification under this Section pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

               (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director or employee in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, and administrators of such person."

     Subject to certain exceptions, the directors and officers of the Company are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them, including claims arising under the Securities Act of 1933, for acts in the discharge of their duties. The premiums for such insurance are paid for by the Company.

     The Company has entered into indemnification agreements with each of its directors and officers providing that the Company shall indemnify them in every case that they may be indemnified pursuant to Section 14A:3-5 of the New Jersey Business Corporation Act.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     Exhibit No.
     -----------

     4(a) Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

     4(b) By-laws of the Company, as amended (incorporated by reference to Exhibit 3-2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

     4(c) New Jersey Resources Corporation Employees' Retirement Savings Plan (incorporated by reference to Exhibit 28 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 16, 1991, File No. 33-42288)

     5      Opinion of LeBoeuf, Lamb, Greene & MacRae

     23(a)  Consent of LeBoeuf, Lamb, Greene & MacRae (included in Exhibit 5)

     23(b)  Consent of Deloitte & Touche

     24     Powers of Attorney (see signature pages)

     The Company undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


Item 9.  Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wall, State of New Jersey, on the 26th day of January, 1994.


                         NEW JERSEY RESOURCES CORPORATION


                         /s/ Oliver G. Richard, III
                         --------------------------
                         Oliver G. Richard, III
                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of New Jersey Resources Corporation whose signature follows constitutes and appoints each of OLIVER G. RICHARD, III, LAURENCE M. DOWNES and GLENN C. LOCKWOOD as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

     Signature                     Title                         Date
     ---------                     -----                         ----



/s/ Oliver G. Richard, III
- ----------------------------  President and Chief           January 26, 1994
Oliver G. Richard, III        Executive Officer and
Principal Executive Officer   Director (Chairman of the
                              Board)

/s/ Laurence M. Downes
- ----------------------------  Senior Vice President and     January 26, 1994
Laurence M. Downes            Chief Financial Officer
Principal Financial Officer


/s/ Glenn C. Lockwood
- ----------------------------  Assistant Vice President,     January 26, 1994
Glenn C. Lockwood             Controller and Chief
Principal Accounting Officer  Accounting Officer

/s/ Roger E. Birk
- ----------------------------  Director                      January 26, 1994
Roger E. Birk

     Signature                       Title                      Date
     ---------                       -----                      ----


/s/ Bruce G. Coe
- ----------------------------  Director                      January 26, 1994
Bruce G. Coe


/s/ Joe B. Foster
- ----------------------------  Director                      January 26, 1994
Joe B. Foster

/s/ Warren R. Haas
- ----------------------------  Director                      January 26, 1994
Warren R. Haas

/s/ Dr. Shirley A. Jackson
- ----------------------------  Director                      January 26, 1994
Dr. Shirley A. Jackson

/s/ Dorothy K. Light
- ----------------------------  Director                      January 26, 1994
Dorothy K. Light

/s/ Donald E. O'Neill
- ----------------------------  Director                      January 26, 1994
Donald E. O'Neill


/s/ Richard S. Sambol
- ----------------------------  Director                      January 26, 1994
Richard S. Sambol

/s/ Charles G. Stalon
- ----------------------------  Director                      January 26, 1994
Charles G. Stalon

/s/ Thomas B. Toohey
- ----------------------------  Director                      January 26, 1994
Thomas B. Toohey

/s/ John J. Unkles, Jr.
- ----------------------------  Director                      January 26, 1994
John J. Unkles, Jr.

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
New Jersey Resources Corporation Employees' Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wall, State of New Jersey on this 26th day of January, 1994.


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the New Jersey Resources Corporation Employees' Retirement Savings Plan, and each of the undersigned persons, hereby constitutes and appoints each of OLIVER G. RICHARD, III, LAURENCE M. DOWNES and GLENN C. LOCKWOOD, as its/his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him/her and in its/his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as the said Plan itself and each said person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


NEW JERSEY RESOURCES CORPORATION
EMPLOYEES' RETIREMENT SAVINGS PLAN

                              )
By:  /s/ Hugo C. Bottino      )
     ------------------------ )
     Hugo C. Bottino          )
                              )
     /s/ Francis X. Colford   )
     ------------------------ )         Members of the Pension
     Francis X. Colford       )         Administration Committee for the
                              )         New Jersey Resources Corporation
     /s/ Laurence M. Downes   )         Employees' Retirement Savings Plan
     ------------------------ )
     Laurence M. Downes       )
                              )
     /s/ Oleta J. Harden      )
     ------------------------ )
     Oleta J. Harden          )
                              )
     /s/ Timothy C. Hearne    )
     ------------------------ )
     Timothy C. Hearne        )

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Members of the Pension Administration Committee for the New Jersey Resources Corporation Employees' Retirement Savings Plan:


By:  /s/ Hugo C. Bottino
     --------------------------------                          January 26, 1994
     Hugo C. Bottino

     /s/ Francis X. Colford
     --------------------------------                          January 26, 1994
     Francis X. Colford

     /s/ Laurence M. Downes
     --------------------------------                          January 26, 1994
     Laurence M. Downes

     /s/ Oleta J. Harden
     --------------------------------                          January 26, 1994
     Oleta J. Harden

     /s/ Timothy C. Hearne
     --------------------------------                          January 26, 1994
     Timothy C. Hearne

                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.                                                                  Page No.
- -------                                                                --------

4(a) Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

4(b) By-laws of the Company, as amended (incorporated by reference to Exhibit 3-2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

4(c) New Jersey Resources Corporation Employees' Retirement Savings Plan (incorporated by reference to Exhibit 28 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 16, 1991, File No. 33-42288)

5      Opinion of LeBoeuf, Lamb, Greene & MacRae

23(a)  Consent of LeBoeuf, Lamb, Greene & MacRae (included in
       Exhibit 5)

23(b)  Consent of Deloitte & Touche

24     Powers of Attorney (see signature pages)